EXHIBIT 99.1
                                                                   PRESS RELEASE




Contact: Investor Relations Department, Penn Engineering & Manufacturing Corp. Mark W. Simon, Senior Vice President
           Richard F. Davies, Treasurer
           (215) 766-3660

Page 1 of 2
For Immediate Release
---------------------

          PENNENGINEERING ANNOUNCES RESULTS FOR FOURTH QUARTER 2003 AND
            DECLARES QUARTERLY CASH DIVIDEND OF SIX CENTS PER SHARE.


DANBORO, PA. January 28, 2004 - Penn Engineering & Manufacturing Corp. (NYSE:
PNN, NYSE: PNNA) today reported net income of $1,546,000 or $0.09 per diluted share, on quarterly net sales of $52,173,000 for the fourth quarter ended December 31, 2003. For the comparable 2002 quarterly period, net income was $1,628,000 or $0.09 per diluted share, on net sales of $39,355,000.

For the year ended December 31, 2003, net income was $4,883,000 or $0.28 per diluted share on net sales of $190,747,000 as compared to net income of $3,987,000 or $0.23 per diluted share, on net sales of $150,801,000 for the year ended December 31, 2002.

Today the Board of Directors declared a quarterly cash dividend of six cents per share on both classes of common stock, payable April 15, 2004 to stockholders of record, April 1, 2004.

For the Fastening Technologies segment, sales and operating income for the quarter ended December 31, 2003 were $25,610,000 and $4,021,000 respectively, versus $21,514,000 and $1,271,000 respectively, for the quarter ended December 31, 2002. For the year ended December 31, 2003, sales and operating income were $96,030,000 and $10,842,000 respectively, versus $83,599,000 and $4,842,000 respectively, for the year ended December 31, 2002.

For the Distribution segment, sales and operating income for the quarter ended December 31, 2003 were $15,426,000 and $114,000 respectively, versus $9,514,000 and $199,000 respectively, for the quarter ended December 31, 2002. For the year ended December 31, 2003, sales and operating income were $51,871,000 and $1,861,000 respectively, versus $35,626,000 and $1,112,000 respectively, for the year ended December 31, 2002.

For the Motor Technologies segment, sales and operating income for the quarter ended December 31, 2003 were $11,137,000 and $188,000 respectively, versus $8,327,000 and $571,000 respectively, for the quarter ended December 31, 2002. For the year ended December 31, 2003, sales and operating income were $42,846,000 and $2,101,000 respectively, versus $31,576,000 and $1,883,000 respectively, for the year ended December 31, 2002.

A discussion of the Company's fourth quarter performance by Company executives will be held via telephone conference call, Thursday, January 29, 2004 at 10:30 AM. There will also be a question and answer period. To access the call, dial 1-800-901-5217, dial-in passcode 13436101. If you are unable to be with us on January 29th, an audio replay will be available shortly following the call. Please dial 888-286-8010 or 617-801-6888, passcode 26320606. A simultaneous
Webcast of the conference call will also be available on the Company's website at www.penn-eng.com. or www.fulldisclosure.com.

                     PENN ENGINEERING & MANUFACTURING CORP.
                              INCOME STATEMENT DATA
                   AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                  Three Months Ended                         Year Ended
                                         ------------------------------------   --------------------------------------
                                         December 31, 2003  December 31, 2002   December 31, 2003    December 31, 2002
                                         -----------------  -----------------   -----------------    -----------------
Net Sales                                    $  52,173           $  39,355           $ 190,747           $ 150,801
Cost of Products Sold                           36,883              27,571             136,292             104,219
                                             ---------           ---------           ---------           ---------
Gross Profit                                    15,290              11,784              54,455              46,582
                                             ---------           ---------           ---------           ---------

Selling Expenses                                 6,381               5,233              22,146              19,621
General, and Administrative Expense              6,932               4,931              25,843              22,567
                                             ---------           ---------           ---------           ---------
Operating Income                                 1,977               1,620               6,466               4,394
                                             ---------           ---------           ---------           ---------
Other Income (Expense):
   Interest income                                  14                 235                 128                 322
   Interest expense                                (82)               (230)               (782)               (845)
   Other, net                                      125                (635)                613                 442
                                             ---------           ---------           ---------           ---------
Total Other Income (Expense)                        57                (630)                (41)                (81)
                                             ---------           ---------           ---------           ---------

Income Before Income Taxes                       2,034                 990               6,425               4,313
Provision for Income Taxes                         488                (638)              1,542                 326
                                             ---------           ---------           ---------           ---------
Net Income                                   $   1,546           $   1,628           $   4,883           $   3,987
                                             =========           =========           =========           =========
Per Share Data:
       Basic earnings                        $    0.09           $    0.09           $    0.28           $    0.23
       Diluted earnings                      $    0.09           $    0.09           $    0.28           $    0.23


Weighted Avg. Shares Outstanding:
       Basic shares                             17,484              17,386              17,439              17,375
       Diluted shares                           17,884              17,474              17,657              17,605